FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.


Date of Report (Date of earliest event reported):     April 15,
1998

(Exact name of registrant as specified in its charter):    CCA
Industries, Inc.

(State of other jurisdiction       (Commission         (IRS
Employer
     or incorporation)               File Number) Identification
No.)

          Delaware               2-85538-B           04-2795439

Item 2.        Acquisition or Disposition of Assets.   The
registrant has acquired all of the right, title and interest in the usable inventory, raw material, work in process, supplies, plates, dies, molds, printing film (collectively "the inventory") from Bank One Illinois N.A. pursuant to section 9-504 of the Uniform
Commercial Code of Illinois for $1,141,711.24.   The aforesaid
inventory was previously owned by Shiara Inc.    A copy of the
Assignment for the Benefit of Creditors Sale of Collateral is annexed hereto as Exhibit A.

The registrant entered into a License Agreement with Shiara Holdings Inc., an Illinois corporation in connection with the license to distribute the following trademark products: Cherry Vanilla, Mandarin Vanilla, Vision, Sunset Cafe and Amber Musk. A copy of the aforesaid License Agreement is annexed hereto as Exhibit B.

Registrant entered into a Shareholders Agreement with Barry Shipp, Joseph Armandara and Joseph Toronto with regard to the operation of the new subsidiary to be formed to market and distribute the above
fragrances.   The registrant will retain an 80% interest in the new
corporation (Fragrance Corporation of America, Ltd.).   A copy of
the aforesaid Shareholders Agreement is annexed hereto as Exhibit
C.

Item 7.   Financial Statements and Exhibits:

EXHIBIT A   -    ASSIGNMENT FOR THE BENEFIT OF CREDITORS SALE OF
COLLATERAL
EXHIBIT B   -    LICENSE AGREEMENT
EXHIBIT C   -    SHAREHOLDERS AGREEMENT

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:         4/14/98                   CCA Industries, Inc.
                                    .
                              (Registrant)

                              Ira W. Berman
                              Chairman, Board of Directors

IWB/ev

SHAREHOLDERS AGREEMENT


     Agreement made this ___ day of March 1998 by and between CCA
Industries, Inc., hereinafter referred to as "CCA" and Barry Shipp, Joseph A. Aramanda and Joseph Toronto, hereinafter referred to as "Shareholders".

     WHEREAS, CCA and the Stockholders desire to promote their mutual interests in the newly incorporated Fragrance Corporation of America, hereinafter referred to as the "Corporation", which corporation was duly incorporated in the State of New Jersey on March ___, 1998; and

     WHEREAS, it is intended that CCA and each of the Shareholders shall own the following shares of the Corporation's authorized
1,000 shares of common stock par value $ .01 per share as follows:

CCA            80%  (800 shares) of the issued stock
Aramanda       10%  (100 shares)
Shipp            9%  (  90 shares)
Toronto          1%  (  10 shares)  and,


     WHEREAS, to promote the mutual interest of parties hereto and in the interest of the Corporation, the parties desire to impose certain terms, conditions, restrictions and obligations in connection with the interests of the Corporation and the parties hereto, now, therefore,

          IT IS AGREED AS FOLLOWS:

FIRST:    Each of the parties hereto agree to purchase their shares
for $1.00 per share.


          BOARD OF DIRECTORS

SECOND:   The Corporation shall have five (5) directors,  three to
be appointed by CCA, two to be appointed by the Shareholders. A majority vote of directors shall constitute the final decision of
the Board of Directors.   CCA and the Shareholders shall vote all
shares owned by them toward the election of

David Edell, Ira W. Berman, Drew Edell, Barry Shipp, and Joseph A.
Aramanda as directors.   Each shall be elected and serve so long as
CCA is a Shareholder and so long as Barry Shipp or Joseph A.
Aramanda are Shareholders respectively.


     OFFICERS

THIRD:    The Officers of the Corporation shall serve one (1) year
terms.  At the annual meeting of shareholders the appointed Board
Of Directors shall appoint officers for the next year.

The Board of Directors will appoint Joseph A. Aramanda -
President,
Barry Shipp - Vice President, David Edell - Treasurer, Ira W.
Berman - Secretary for the initial year of operations.


          EMPLOYMENT

FOURTH:   A)   Shipp, Aramanda, and Joseph Toronto, hereinafter
referred to as
"Shareholders" and/or "Employees", shall be employed by the Corporation at an annual compensation as follows:

Shipp               $ 180,000.00
Aramanda       $ 220,000.00
Toronto        $ 104,000.00


     B) The Employees shall have the responsibility of managing the
Corporations affairs subject to the approval and direction of the Board of Directors.

     C)   The Employees agree to work exclusively for the
Corporation in their
designated capacities.   They will not have any financial interest
in any other entity engaged in the business of the sale of fragrances or any other product that the Corporation may be engaged in marketing.

     D) The terms of employment shall be for a three (3) year period, commencing on _________ 1998 subject to the right of the Board of Directors to review as hereinafter specifically provided.

During the period of employment thereunder, the Stockholder (Employee) shall devote such time as required by the Corporation to the best efforts the business and affairs of the Corporation, allowing a reasonable time for vacations, and shall serve in such capacity as shall be from time to time designated by the Board of Directors.

E) Should a Shareholder relinquish his shares in the Corporation his employment may be terminated by the Board of Directors, and the negative covenants hereafter provided shall become applicable.

          F)   SPECIAL RIGHTS OF BOARD OF DIRECTORS

The Board of Directors shall have the right to call a special meeting of the Board to review the financial condition of the Company in the event that CCA in its sole discretion exercising its rights as the owner of 80% of the outstanding common stock of the Company is concerned about substantial losses in the Corporation's
operations.   At the meeting, the Board shall have the additional
power to terminate the employment of any of the Corporation's
officers.   In such event,  the Corporation will not be liable for
the remainder of the compensation due to the employee, and the employee will be released from the restrictions contained in Article Fifth (5)(D). Substantial losses shall be defined as any loss for any quarter in excess of $200,000.00 or $350,000.00 cumulative for any two (2) successive quarters (utilizing general accepted accounting practices applied substantially consistent with those practices adopted by CCA in its own financial reporting to the S.E.C.

               This special provision will become effective for all quarterly reports commencing with the quarter ending March 31, 1999.

Any time the Board of Directors shall have the right to terminate any employment for "just cause".

G)   JUST CAUSE

"Just cause" shall mean (a) the willful failure by the Shareholder to perform such duties as may be assigned to the Shareholder by the Managing Director, the Directors, or any officer of the Corporation who is responsible for assigning duties to the Shareholder, (b) gross misconduct injurious to the Corporation, (c) engaging in any activity competitive with the business of the Corporation, or (d) the Disability of the Shareholder by reason of health that prevents the Shareholder from performing his/her duties on a full time basis for one hundred twenty (120) consecutive calendar days.


          NEGATIVE COVENANTS AND CONFIDENTIAL INFORMATION

FIFTH:    A)   The Employees agree that should they leave the
employ of the
 Company prior to the end of the term of their employment as provided above, they will not become associated in any way with any entity that is engaged in a business similar to the Corporation for a period of one (1) year.

B) This restriction shall apply if the Employee is discharged for cause as above provided, or if CCA exercises its right to purchase his shares as hereinafter provided

C) Should the Employee request the Corporation to purchase his shares, as hereinafter provided and a sale is consummated, the one
(1) year restriction provided above shall be applicable.

D) If for any reason the Employee shall leave the employ of the Corporation, Employee agrees that he will not disclose any of the marketing plans of the Corporation, new product development or other confidential information.

E) Employee further agrees that all documents, materials, projects, products or plans that he worked on during his term of employment will be returned to the Corporation, and be deemed the proprietary product of the Corporation. All of the aforesaid shall remain confidential unless and to the extent that (i) it is currently being utilized by a competitor of the Corporation, (ii) becomes publicly available, and (iii) is subsequently given to a third party by the Corporation.


          OBLIGATIONS OF CCA

SIXTH:    A)   CCA shall be responsible for the financing of the
Corporation's
activities as the Company may require.   It agrees to use its best
efforts to provide the funds for the Company's operations at prime rate of interest as per the proposed budget prepared by management and approved by the Corporation's Board of Directors. The Board of Directors will be presented with a budget containing cash flow projections and requirements at least forty-five (45) days before each quarter. Although the directors David Edell, Ira W. Berman and Drew Edell may be deemed to have a conflict of interest, the Shareholder's agree that their conflicting interests, as they may appear are hereby waived, and however they vote as a director of the Corporation they will held harmless personally and CCA shall not be held responsible for any decision nor be held accountable for any decision which may be made by the Board of Directors of the Corporation.

B) CCA agrees that so long as Aramanda and Shipp are shareholders of the Corporation, that any purchase of a fragrance company, or acquisition of a fragrance brand will be assigned to the Corporation for its marketing and sale. The Corporation shall have the obligation to compensate CCA for its cost of acquisition.


          RESTRICTION ON TRANSFER OF SHARES

SEVENTH: The Shareholders shall not transfer their shares without permission of the Board of Directors, for three (3) years from the date of this Agreement. The stock certificates shall bear a restrictive legend restricting the transfer - other then by operation of law in the event of the death of the Shareholder, in which case his interest shall pass to his legal representative. Any assignee of a Shareholder's interest shall agree to be bound by the terms and conditions of this Agreement.


          MUTUAL PUTS AND CALLS

EIGHTH    A)   SHAREHOLDER PUT TO CCA

     At the end of the third fiscal year of the Corporation and each fiscal year thereafter, if the net sales of the Corporation shall be not less than $8,000,000.00 for the fiscal year just ended, any and all of the

Shareholders shall have the right to offer his shares for purchase to CCA at the price as provided in the Certificate of Agreed Value,
annexed hereto.   The purchase price shall be paid in 1/2 upon
confirmation of value set forth in the Certificate of Agreed Value, and the balance six (6) months thereafter.

          B)   CCA RIGHT TO PURCHASE

     At any time after the third (3) fiscal year of the Corporation, CCA shall have the right to purchase all or any part of the shares of the Shareholders at the price provided in the Certificate of Agreed Value. Payment shall be made simultaneously with the confirmation of value as set forth in the certificate.

C) The option to cause shares to be purchased under this section shall be exercised by the delivery of a written notice by registered or certified mail to the parties as the case may be, at the address set forth in this Agreement, setting forth the desire to either sell or purchase the shares as the case may be.

NINTH:    The fiscal year of the Corporation for the purposes of
determining the information to be applied in computing the values provided in the Certificate of Agreed Value shall end on March
31st.

TENTH:    This Agreement contains the entire agreement of the
parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, or change. Modification, extension or discharge is sought.

ELEVENTH: The waiver by any party hereto shall not operate or be construed as a waiver of any subsequent breach.

TWELFTH:  APPLICABLE LAW

     The laws of the State of New Jersey (other then those which pertain to conflicts of law) shall govern the interpretation of this Agreement, irrespective of the fact that any of the parties
now is, or may become a resident of a different state.   The
parties shall submit all disputes which arise under this Agreement to state or federal courts in the city of Newark, New Jersey for
resolution.   The parties acknowledge that the aforesaid courts
shall have exclusive jurisdiction or venue, including but not
limited to forum non conveniens.    Service of process for any
claim which arise under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section Fifteenth. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections that the party served may have under any state or federal law or rule concerning service of
process.   Service of process in accordance with this Section shall
be in addition to and not to the exclusion of any other service of process method legally available

     SPECIFIC ENFORCEMENT

THIRTEENTH:    Because of the unique relationship of all of the
Shareholders and the unique value of their interests in the Corporation, in addition to any other remedies the Corporation may have, the obligations and rights contained in this Agreement shall be specifically enforceable.

FOURTEENTH:    As of the date hereof, the undersigned are the
owners of all of the outstanding shares of the Corporation and each of them consents and agrees to the terms and conditions as set forth herein.


NOTICES

FIFTEENTH:     All notices which concern this Agreement shall be
given in writing as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it or by facsimile to such party, in which case the notice shall be deemed given on the date it is sent; (ii) by Federal Express or any other overnight carrier, in which case the notice shall be deemed given on the day following the date it is deposited with such carrier;
or (iii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed given four (4) days following the date it is deposited in the mail.
 All notices provided under this Agreement shall be to the last
known address of the party entitled to receive it.   Any party to
this Agreement may change its address for notice purposes, by providing written notice of the change of address to each of the
other parties.   All notices which concern this Agreement shall be
addressed as follows:

If to CCA to:

CCA INDUSTRIES, INC.
200 Murray Hill Parkway
East Rutherford,  NJ  07073

Attn:     Mr. David Edell



If to Barry Shipp
___________________
___________________
___________________



If to Joseph A. Aramanda
___________________
___________________
___________________

If to Joseph Toronto
___________________
___________________
___________________







                              CCA INDUSTRIES, INC.


                              BY:________________________
                                     Ira W. Berman

                              BY:________________________
                                       Barry Shipp

                              BY:________________________
                                      Joseph A Aramanda

                              BY:________________________
                                      Joseph Toronto

























IWB/ev

CERTIFICATE OF AGREED VALUE


     In computing the value of the Shareholders stock in the Corporation, the following criteria shall be utilized:

     The "net sales" defined as the gross sales, less all deductions and allowances and returns shall be computed. In determining the profit of the Corporation using generally accepted practices applied on a consistent basis, the following "actual" expenses shall be applied:
a)  cost of goods (material and labor)
b)  salary expenses
c)  advertising expenditures
d)  co-op expenditures (paid and/or accrued) and outstanding
e)  royalty expense
f)  freight
g) all other direct actual expenses of the Corporation including interest expense
h) indirect general and administrative expenses calculated at 10% of net sales at $8,000,000.00, and 8% of net sales at $ 16,000,000.00.

     The net income prior to taxes utilizing the criteria set forth above, will be multiplied by ten (10) to arrive at the stipulated agreed value of the Corporation for the purpose of this
certificate.    If all of the Shareholders offer their shares for
sale, or if CCA exercised its option to purchase all of the
Shareholders shares, the cost of the purchase would be   twenty
percent (20%) of the value of the Corporation inasmuch as the Shareholders own twenty percent (20%) of the shares of the
Corporation.   If only one Shareholder  wished to avail himself of
the option, then his value would be his percentage of ownership in the common stock of the Corporation in proportion to the over-all value of the Corporation as provided herein.
                              CCA INDUSTRIES, INC.


                              BY:________________________
                                    Ira W. Berman

                              BY:________________________
                                    Barry   Shipp

                              BY:________________________
                                   Joseph A Aramanda

                              BY:________________________
                                   Joseph Toronto
IWB/ev

RIDER TO SHAREHOLDERS AGREEMENT



     WHEREAS, CCA Industries, Inc., has purchased inventory from Banc One in connection with the liquidation of Shiara, Inc. and assigned the inventory to Fragrance Corporation of America, Ltd, and
     WHEREAS, included in the inventory was inventory of the
following brands:
          Amber               $__________
          Vision              $__________
          Sunset Cafe         $__________ ,   and

     WHEREAS it is estimated that to dispose of the aforesaid inventory, it will be necessary to purchase $___________ in additional componentry to create the finished goods of the above product lines.

     NOW THEREFORE, in consideration of mutual covenants herein contained, Aramanda and Shipp agree that until such time as the corporation recoups its out-of-pocket investment of $_________ into the products referred to above, the corporation shall set aside 50% of their salary to be held in a special account and released when the corporation's investment is recouped. The corporations cost shall be its out of pocket expenditure in the amount of $__________ as provided above plus all direct expenses involved in the liquidation of the aforesaid products.

     It is contemplated that the corporation will have a short fiscal year which will expire on November 30, 1998 and then will be on a fiscal period in line with CCA Industries fiscal year, at which time this Agreement will be reviewed by all parties hereto.

WITNESS WHEREOF WE HAVE EXECUTED THIS RIDER WHERE EXECUTED.


                              CCA INDUSTRIES, INC.

                              BY:________________________
                                   Ira W Berman

                              BY:________________________
                                   Barry Shipp

                              BY:________________________
                                  Joseph A Aramanda



IWB/ev

TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made as of March __, 1998 (the "Effective Date"), between Shiara Holdings
Inc., an Illinois corporation ("Company") and CCA Industries, Inc.
("Licensee").

     A. Company owns the registered trademarks that are specifically identified on attached and incorporated Exhibit "A" and any associated names, marks, logos and commercial symbols, which have gained public acceptance. A substantial amount of goodwill has attached to these names, marks and symbols.

     B. Licensee desires to obtain a license to use the Company's aforesaid proprietary names, marks and/or symbols for the "Permitted Use" (as defined in Section 1.1 below) on the terms of this Agreement.

     In consideration of the foregoing and the obligations, duties and rights set forth below, the parties agree as follows:

ARTICLE 1
LICENSE

     1.1 Trademark License Grant. Subject to the terms and conditions set forth in this Agreement, and only upon the closing of that certain Offer of Purchase Agreement dated March 9, 1998 ("Purchase Agreement"), by Licensee to Renaissance Financial Restructuring, Inc. ("Assignee") and Bank One Illinois, N.A. ("Bank") relating to certain assets of Shiara, Inc. ("Shiara"), and only upon Licensee first entering into agreements with each of Barry Shipp and Joseph Aramanda in form acceptable to the parties ("Shareholder Agreeements"), Company grants to Licensee an exclusive, revocable license (the "License") to use those trademarks, and solely those additional proprietary trademarks, trade names, copyrights, logos, commercial symbols, service marks and service names related thereto (whether or not registered) that are specifically identified on attached and incorporated Exhibit "A" (collectively, the "Commercial Marks"), solely in conjunction with Licensee's performance of the following activities (the "Permitted Use"): (i) to market and sell those "Products" as set forth on attached and incorporated Exhibit "A" to retailers, distributors or brokers in the "Territory" as set forth on attached and incorporated Exhibit "B"; and (ii) to advertise said Products, by faithfully reproducing the Commercial Marks solely in brochures, flyers, print or broadcast media. If the Licensee does not close under the Purchase Agreement or enter into the Shareholder Agreements by March 31, 1998, this Agreement shall automatically terminate on such date or such earlier date if the conditions above cannot be fulfilled.

     1.2 Certain License Requirements. Licensee, at its sole cost, shall: (i) keep all the Commercial Marks free of any liens, claims or encumbrances of any type; (ii) use solely faithful reproductions of the Commercial Marks as identified on Exhibit "A", and not use any prefix, suffix or other modifying words, terms, designs or symbols with any Commercial Marks nor in any way modify any Commercial Mark; (iii) not use any Commercial Mark for any purpose other than a Permitted Use; (iv) not incorporate any of the Commercial Marks, any derivative of the Commercial Marks or any other mark which is similar to any Commercial Mark into Licensee's corporate or other business name or any other name which Licensee utilizes to identify itself, any other individual or entity with which Licensee does business, or any other store, product or services Licensee represents, sells, markets or creates; (v) display the Commercial Marks prominently in connection with all packaging, forms, labels and advertising materials, subject to
Section 1.3 below; (vi) except as necessary to perform the Permitted Use, not reproduce, copy, duplicate or distribute the Commercial Marks; and (vii) obtain Company's prior, written permission before using any Commercial Marks for any purpose not specifically authorized as a Permitted Use.

     1.3 Promotional Material. Licensee, at its sole cost, shall feature the Commercial Marks prominently in all advertising campaigns promoting the Products in the Territory. All advertising, promotional, sales or other materials which use the Commercial Marks shall: (i) include solely faithful reproductions of the Commercial Marks as appearing on attached Exhibit "A"; (ii) be suitable for the fragrance business; (iii) not place the Commercial Marks in a derogatory light nor impugn the reputation of nor damage the goodwill associated with the Commercial Marks; and (iv) not include the trade name, trademark, service mark, service name, logo or commercial symbol of any competitor of Company. Licensee shall submit samples of such materials to Company periodically for Company's review. If, in Company's reasonable judgment, Company deems that any such materials may jeopardize in any way Company's rights, titles, or interests in any portion or all of any Commercial Marks, injure the goodwill associated with, impugn the reputation of or otherwise be derogatory of the Commercial Marks, or may violate any copyrights, trade names, trademarks, service marks or related items, Company will notify Licensee of the same, and Licensee immediately shall refrain from using such objectionable materials and shall modify such materials.

     1.4 Goodwill and Limited Nature of License Rights. This Agreement and the License do not confer any goodwill or other interest in the Commercial Marks upon the Licensee, except and solely to the extent that Licensee is permitted to utilize the Commercial Marks in the Territory to conduct the Permitted Use. Licensee agrees that all goodwill developed through Licensee's use of the Commercial Marks shall inure solely to Company's benefit. Licensee agrees that Company has not made any guaranty or representation concerning the potential sales or profits which may be generated through the License, and that Company has not assumed any obligations other than to License the Commercial Marks to Licensee for Licensee's conduct of the Permitted Use in the Territory.

ARTICLE 2
INSPECTION, AUDIT RIGHTS AND FEES

     2.1 Books, Records and Inspections. Licensee shall maintain accurate and complete books of account and records concerning its use of the Commercial Marks, its conduct of the Permitted Use and its advertising and marketing programs. Licensee shall provide copies of such records to Company within five (5) business days of Company's request for the same. Company shall have the right, at its sole expense, to examine those books and records of Licensee which pertain to the Permitted Use and the Commercial Marks. Company shall exercise its foregoing inspection rights by providing Licensee with at least five (5) days advance, written notice and shall conduct such inspections in a manner which does not unreasonably interfere with Licensee's business. In the event that upon its audit, Company is correct in its review that there is a material difference between Licensee's records and its own auditor's review, Licensee shall be required to reimburse Company its expense of the audit.

     2.2 Quality Standards. During the term of this Agreement, Company shall have the right to establish such quality standards concerning the Permitted Use which Company deems necessary to protect the Commercial Marks, the reputation associated therewith and the goodwill attached thereto.

     2.3  Royalties and Taxes.

(a) Product Royalties. Subject to Section 2.3(b) below, Licensee shall pay Company a "Sales Royalties" of five percent (5%) ("Sales Percentage") of all "Net Factory Sales" on the Products which are sold in connection with the Commercial Marks, appearing on attached Exhibit "A-1" only, payable forty-five (45) business days after each quarter annual period for Net Factory Sales for the preceding quarter. For purposes of this Agreement, the term Net Factory Sales shall mean those sales less any discounts, allowances and returns. Once the amount of Royalties (as defined below) paid by Licensee to Company reaches Two Million Dollars ($2,000,000.00), the Sales Percentage for the purpose of computing the Sales Royalties will reduce to one-half percent (1/2%). Licensee shall, during the Term of this Agreement, use its best efforts to effectively market and promote the Products in the Territory.

          (b) Minimum and Annual Royalties. In consideration of Company granting an exclusive License to Licensee, Licensee shall pay Company a minimum royalty of One Hundred Thousand Dollars $100,000.00 ("Minimum Royalty") for the first fifteen (15) months of the Agreement. Thereafter, Licensee shall pay Company an annual minimum royalty ("Annual Royalty") of not less than One Hundred and Fifty Thousand Dollars ($150,000.00) for each subsequent consecutive twelve (12) month period. The Minimum Royalty and Annual Royalty, less the Sales Royalty previously paid for said period, is payable forty-five (45) days after the end of each "Term Year" occurring during the "Term" (as those terms are defined in Section 2.4 below), or if this Agreement terminates prior to the final day of any Term Year in accordance with Sections 2.4 or 5.1 below, then forty-five (45) days after the date of such termination. The Minimum Royalty and the Annual Royalty are non refundable.

          For purposes of this Agreement, Sales Royalties, Minimum Royalty and Annual Royalty will collectively be referred to as "Royalties". In addition to the Royalties, Licensee shall pay all taxes (service, sales, use or otherwise) that are associated with the License of the Commercial Marks identified on attached "Exhibit A-1" or the Permitted Use (except for income taxes of Company on the Royalties), when and as such taxes become due.

          (c)  Contingent Additional Consideration.
Notwithstanding the above Sections 2.3(a) and 2.3(b) herein, and in recognition of the value of the goodwill and customer lists sold under the Purchase Agreement to Licensee, the first $800,000 of Royalties due herein shall be paid directly to the Bank under the Purchase Agreement, in satisfaction of the Contingent Additional Consideration (as defined therein) due under the Purchase Agreement. All payments made in satisfaction of the Contingent Additional Consideration shall be a dollar-for-dollar credit against the Royalties due under this Agreement. The payments due herein in this Section 2.3(c) are subject to the provisions of
Section 6.4 herein.

     2.4 Term. The "Term" of this Agreement shall commence on the Effective Date and shall continue until this Agreement terminates as provided in this Section or in Section 5.1 below. Each full twelve (12) month period occurring during the Term which commences on either the Effective Date or an anniversary of the Effective Date shall be referred to as a "Term Year". The initial Term Year of this Agreement shall commence on the Effective Date and continue for a period of fifteen (15) months. Upon the expiration of the initial Term Year or any subsequent Term Year thereafter, the Term of this Agreement shall immediately renew for an additional one (1) year period, subject only to termination as provided in Article 5 herein. Licensee may, after fourteen (14) months from the Effective Date, terminate this Agreement for any reason upon at least ninety
(90) days prior notice of termination.

ARTICLE 3
OWNERSHIP RIGHTS

     3.1 Exclusive Proprietary Rights in Company. Company exclusively owns all proprietary, ownership and use rights, titles and interests of any and all types (whether legal, equitable, use or otherwise) to all the Commercial Marks, whether statutory or common law, including but not limited to all rights under foreign, national, international, state or federal copyright, trademark, trade name, service mark, intellectual property or other laws, whether now existing or subsequently recognized, (including but not limited to the sole right to obtain any registration under the same), throughout the world, in and for all languages (including but not limited to computer languages whether now existing or subsequently developed), and the exclusive right (legal, equitable and otherwise), throughout the world, in any and all languages (whether now existing or subsequently arising) to prepare and exploit commercially derivative works based upon any Commercial Marks (collectively, "Derivative Works"). Licensee shall not have any right to make, nor any right, title or interest in or to any Derivative Work nor shall Licensee have any right to use any

Derivative Work under the License granted in this Agreement, unless Company executes a written document which specifically extends the License to cover such Derivative Work.

     3.2 Commercial Marks Protection. Company shall, during the Term of this Agreement and at its sole cost and expense, use its best efforts in the United States of America to (i) keep in full force and effect the Commercial Marks; and (ii) protect the Commercial Marks from infringement from any other person, firm or corporation in the United States of America and to prosecute promptly and diligently all actions and proceedings which may be necessary or appropriate. In the event that Company chooses not to defend its trademarks, Licensee shall have the option to defend and shall have the right to offset its reasonable costs against future royalty payments. Company agrees, at its sole and reasonable expense, to use its best efforts to obtain final registration on the Commercial Marks and to protect them throughout the Term of this Agreement, provided in no event shall Company be required to expend more than $10,000 in additional expenses to perfect the Commercial Marks or defend them. Company shall have the right, but not the obligation, at its own costs and expense, to participate in such actions and proceedings and seek compensatory damages from the infringing party for any of its losses as a result of the aforesaid infringement.

     3.3 Licensee Assistance. Licensee shall execute, acknowledge and deliver to Company, any instrument or document which Company deems necessary from time-to-time to facilitate registration of any filings or to record or evidence Company's exclusive ownership rights in the Commercial Marks and Derivative Works.

     3.4 Company Indemnity. Company shall indemnify and hold harmless Licensee from and against any and all claims, actions, suits and proceedings (including costs and expenses and reasonable attorney fees) for which Licensor may be liable or incur or be compelled to pay by reason of the breach of any representation, warranty or agreements of Company contained in this Agreement or any related agreement.

     3.5 Licensee Indemnity. Licensee shall further indemnify, defend and hold harmless Company from and against all claims, actions, suits and proceedings, all loss, liability, damages, cost and expenses incurred in connection with any claim (including reasonable attorneys fees) for which Company may become liable or incur or arising out of breach of any of Licensee's representations, warranties or agreements herein.

ARTICLE 4
LICENSE PROTECTIONS

     4.1 Duty to Disclose and Mitigate. Licensee immediately shall notify Company of any information which comes to Licensee's attention which does or might indicate that there has been any loss of proprietary rights of any kind in or to any Commercial Marks arising through any action of Licensee, any of its employees, agents, contractors or owners, or any individual or entity in privity with Licensee. In such event, Licensee shall take all steps within its power to limit the damage to Company which could result from such loss of proprietary rights, including but not limited to taking whatever legal action necessary to mitigate such damage. Company, in its sole discretion, shall have the right to take over and assume control of any such litigation, by providing Licensee with written notice of its decision to do so.

     4.2 Title Protection. Licensee warrants that it shall not attack, compromise, file suit against or in any manner attempt to vitiate or commit or fail to take any action which could vitiate any of Company's rights, titles or interests in the Commercial Marks. Licensee shall not attempt to develop, develop or retain others to develop any material similar to any Commercial Marks. Licensee shall not obtain any copyright, trademark, service mark or other proprietary or registered rights in or to any Commercial Mark or Derivative Work, or any copy, logo, design or symbol which is similar to the preceding.

     4.3 Injunctive and Other Relief. Licensee acknowledges that if it breaches any of its obligations under this Agreement, it will cause damage of an irreparable and continuing nature to Company, for which money damages will not provide adequate relief. Therefore, in addition to any money damages to which Company is entitled, Company also is entitled to obtain an injunction (including but not limited to a temporary restraining order) to prohibit Licensee's continuing breach of the applicable covenant, and/or to force Licensee to take affirmative actions to comply with its obligations under this Agreement. Company shall have the right to obtain such relief without having to prove any damages or post any bond.

     4.4 Commerical Marks Indemnity Obligation. Company defends, indemnifies and holds harmless Licensee from all liabilities and reasonable expenses, judgments, fines or penalties which Licensee may incur that result from any claim, action, suit or proceeding, the material allegation of which avers that the Commercial Marks constitutes an infringement of a United States registered trademark or service mark, whether such actions are civil, criminal, administrative or investigative, including any associated appeals, subject to a maximum indemnification of an amount not more than the Royalties previously received by Company. In lieu of indemnification, Company, at its sole option, may: (i) obtain for Licensee the right to utilize any such allegedly infringing Commercial Marks; or (ii) make such Commercial Marks non-infringing, if possible.

     4.5  Survival of Covenants. Licensee's obligations under
Articles 2 and 4 of this Agreement shall survive the termination of this Agreement or any of this Agreement's provisions.

     4.6  Formulas.  Licensee shall keep all formulas confidential.


ARTICLE 5
TERMINATION

     5.1 Causes. This Agreement may be terminated solely as provided below in this Section and Section 2.4. This Agreement may terminate prior to the expiration of any then current Term Year identified in Section 2.4 above upon thirty (30) days prior notice by Company or upon the occurrence of any of the following: (i) Licensee commits a default under this Agreement (including but not limited to its failure to make a payment of any amounts owing to Company when and as the same become due or its violation of any terms of Article 1 above); (ii) Licensee attempts to use, reproduce, sell, mortgage, lease, assign (subject to Section 7.4 herein), convey, transfer or sublicense any Commercial Marks in contravention of the terms of this Agreement; (iii) Licensee voluntarily or involuntarily becomes subject to a bankruptcy proceeding, makes an assignment for the benefit of creditors, marshals its assets, becomes insolvent, otherwise becomes subject to any proceeding for relief from or protection of creditors; or
(iv) Licensee dissolves or liquidates, merges or consolidates with or into any other entity or sells substantially all its assets or twenty-five percent (25%) or more of either its voting or total equity securities to any individual or entity who is not an owner of such securities as of the Effective Date.

     5.2  Effect of Termination.   Immediately upon the termination
of this Agreement, all rights of Licensee under this Agreement to use the Commercial Marks shall terminate in their entirety, and Licensee immediately shall (i) cease the sale of all Products utilizing any Commercial Marks; and (ii) shall cease using any of the know-how, formula or customer lists relating to the Products purchased by Licensee from Assignee and Bank and shall convey all right, title and interest in said know-how, formula or customer lists to Company for the sale price of $100.00. Notwithstanding anything herein to the contrary, failure to pay the Minimum Royalty or Annual Royalty shall not subject Licensee to any responsibility other than the termination of its license rights herein and the continued payment obligation of the Sales Percentage on Net Factory Sales on Products sold using the Commercial Marks.

          Irrespective of the reason for termination:

          (a) Licensee shall be responsible for all royalties that may be due Company from sales of the Products made prior to the termination of this Agreement and from the sale of its remaining inventory.

          (b) Licensee shall furnish Company with a list of the quantity, cost and location of all Products and a list showing all customers to whom Licensee has sold Products for the two (2) year period preceding such termination and return all molds, plans and other data to Company.

          (c) Licensee agrees, if so required, to sell its inventory of Products to Company at its out-of-pocket costs upon payment thereof.

          (d) Licensee shall not be required to make any further payments to Company, except to the extent of the payment of Royalties for Products sold prior to the date of termination and in closing out is inventory. No Royalty will be required in the event of sale by Licensee to Company of remaining inventory after termination. Should the parties agree that Licensee shall continue to sell the Products on a non-exclusive basis, Licensee will be required to pay the Sales Percentage on all Net Factory Sales of the Products.

          (e) The termination of this Agreement shall not affect or impair any obligations or rights which arose prior to the date of such termination or out of the facts or occurrences which cause such termination.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS

     6.1 Company Warranties. Company represents and warrants that to the best of its knowledge: (i) it is the owner of the Commercial Marks; (ii) the Commercial Marks do not violate or infringe any United States registered trademarks, trade names, service marks, service names, or other intellectual property rights; (iii) it has not granted a license to any third party to use the Commercial Marks as authorized by the Permitted Use; and (iv) it has the right to enter into this Agreement with and grant the License to Licensee, such Agreement being duly authorized by Company's Board of Directors.

     6.2 Representations and Covenants of Licensee. Licensee makes the following warranties and covenants to Company, all of which shall survive the termination of this Agreement:

          (a) Licensee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

          (b) Licensee has all necessary corporate power and authority to enter into and perform the obligations to be performed by it under and to consummate the transactions and other acts contemplated by this Agreement and any related agreements. The execution, delivery and performance by Licensee of this Agreement and any related agreements have been duly authorized by all necessary corporate action of Licensee. The execution and delivery of this Agreement and related agreements, the consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof by Licensee will not
(i) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation or by-laws of Licensee, or any agreement, mortgage, judgment, order, award, decree or other restriction to which Licensee is a party or by which any of its properties is bound,
(ii) require any affirmative approval, consent, authorization or other order or action of any court, governmental authority or regulatory body or of any creditor of Licensee, except such as have been obtained, (iii) conflict with or result in a breach of the terms, conditions or provisions or, or constitute a default under, any contract, indenture, trust agreement, trust instrument, note, bond, mortgage, agreement or other instrument or obligation to which Licensee is a party or by which it or any of its properties or assets may be bound (collectively, "Licensee Obligations"), or give any party with rights thereunder the right to terminate, accelerate, modify or otherwise change the rights or obligations of Licensee under any of the Licensee Obligations or (iv) violate any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Licensee or any of its assets or properties. This Agreement and all related agreements constitute the valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.

     6.3 Representations and Covenants of Company. Company makes the following warranties and covenants to Licensee, all of which shall survive the execution of this Agreement:

          (a) Company is duly organized to do business in the State of Illinois and is validly existing and in good standing under the laws of the State of Illinois; and

          (b) Company has all necessary power and authority to enter into, to perform, the obligations to be performed by it under and to consummate the transactions and other acts contemplated by this Agreement and any related agreements. The execution, delivery and performance of this Agreement and any related agreements have been duly authorized by all necessary action of Company. The execution and delivery of this Agreement and related agreements, the consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof will not (i) conflict with or result in a breach of the terms, conditions or provisions or, or constitute a default under any agreement, mortgage, judgment, order, aware, decree or other restriction to which Company is a party or by which any of its properties is bound, (ii) require any affirmative approval, consents, authorization or other order or action of any court, governmental authority or regulatory body or of any creditor, except such as have been obtained, (iii) conflict with or result in a breach of the terms, conditions or provisions or, or constitute a default under, any contract, indenture, trust agreement, trust instrument, note, bond, mortgage, agreement or other instrument or obligation to which Company is a party or by which it or any of its properties or assets may be bound (collectively, "Company Obligations"), or give any party with rights thereunder the right to terminate, accelerate, modify or otherwise change the rights or obligations under any of the Company Obligations, or (iv) violate any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to any of their assets or properties.
This Agreement and all related agreements constitute valid and binding obligations enforceable against Company in accordance with its terms.

     6.4 Set-off. As a material inducement for Licensee to enter into this Agreement, Licensee shall have the right to offset, upon thirty (30) days prior written notice to Company, of any bona fide claim against Shiara existing after six (6) months from the Effective Date relating to previously authorized allowances by Shiara and chargebacks, returns of merchandise or co-op balances from Customers of Shiara for the period prior to the Effective Date which have not previously been set-off by Licensee against Assignee or Bank under the Purchase Agreement.

ARTICLE 7
GENERAL

     7.1 No Agency or Partnership. The parties agree that this Agreement does not constitute Licensee as the agent, legal representative, partner or joint venturer of Company for any purpose whatsoever. Licensee has no right to create any obligation or responsibility, express or implied, on behalf of or in the name of Company, or to bind Company in any manner or concerning any matter.

     7.2 Notices. All notices which concern this Agreement shall be given in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it or by facsimile to such party, in which case the notice shall be deemed given on the date it is sent; (ii) by Federal Express or any other overnight carrier, in which case the notice shall be deemed given on the day following the date it is deposited with such carrier; or
(iii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed given four days following the date it is deposited in the mail. All notices provided under this Agreement shall be to the last known address of the party entitled to receive it. Any party to this Agreement may change its address for notice purposes, by providing written notice of the change of address to each of the other parties. All notices under this Agreement shall be addressed as set forth on attached and incorporated Exhibit "C".

     7.3 Applicable Law. The laws of the State of Illinois (other than those which pertain to conflicts of law) shall govern the interpretation of this Agreement, irrespective of the fact that the one of the parties now is or may become a resident of a different state. The parties shall submit all disputes which arise under this Agreement to state or federal courts located in the City of Chicago, Illinois for resolution. The parties acknowledge that the aforesaid courts shall have exclusive jurisdiction over this Agreement, and specifically waive any claims they may have which involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 7.2 above. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or federal law or rule concerning service of process. Service of process in accordance with this Section shall be in addition to and not to the exclusion of any other service of process method legally available.

     7.4 Assignment. Licensee shall have the right to assign this Agreement to any entity upon notice to Company of said assignment and assignee's acceptance of this Agreement. The assignee, by acceptance of the assignment, agrees to be bound by all the terms, conditions and obligations of this Agreement.

     7.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company and Licensee as well as their respective successors and assigns, to the extent permitted.

     7.6 Complete Understanding. This Agreement constitutes the complete understanding between the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in a written instrument which both parties sign. This Agreement supersedes any prior understandings, written agreements, or oral arrangements between the parties respecting the subject matter which this Agreement addresses. The terms of this Agreement shall govern if there is any conflict between this Agreement and:
(i) any purchase order of Licensee; and (ii) any other written instrument which concerns or affects the subject matter of this Agreement.

     7.7 Waiver; Discharge. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing, signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Neither Company nor Licensee shall be relieved of any liability which may arise from any breach of warranty, covenant, representation or agreement contained in this Agreement as a result of any investigation by the other party or its representatives.

     7.8  Insurance.  Licensee shall, during the Term and for a two
(2) year period thereafter, maintain Company as an additional insured under its "claims made" Product Liability Insurance Policy.


     7.9 Expenses. Each party hereto shall pay its own expenses incident to this Agreement and the preparations to consummate the transactions provided for herein.

     7.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

     7.11 Titles and Headings. Titles and headings to Articles herein are inserted for convenience of reference only and are not intended to be as part of or to affect the meaning or interpretation of this Agreement.

     7.12 No Brokers. All parties hereto represent and warrant that all negotiations relative to this Agreement and the transactions contemplated hereby have been brought about without the intervention of any other person or firm in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment to any person or entity.

     7.13 Prevailing Party. In the event of any litigation, the prevailing party shall receive counsel fees and costs.

     7.14 Severability. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     7.15 Incorporation of Recitals and Exhibits. The Recitals and Exhibits to this Agreement are fully incorporated into and constitute a part of the substantive provisions of this Agreement.


LICENSEE:                            COMPANY:
CCA INDUSTRIES, INC. a Delaware      SHIARA HOLDINGS, INC.,an Illinois
corporation                          corporation


By:                                  By:

Its:                                 Its:

EXHIBIT "A-1"

COMMERCIAL MARKS/PRODUCTS


Cherry Vanilla

Mandarin Vanilla

Cloud Dance

EXHIBIT "B"

TERRITORY


Worldwide, subject to rights under Commercial Marks

EXHIBIT "C"


NOTICES



     1. All notices which concern this Agreement shall be addressed as follows:


          If to Licensee:                    If to Company:

          CCA Industries, Inc.               Shiara Holdings, Inc.
          200 Murray Hill Parkway            61 East Elm Street
          East Rutherford, N.J. 07073        Chicago, Illinois 60611
          Attn.: Mr. David Edell             Attn.:  Mr. Barry Shipp

     March 18, 1998



Mr. Alexander Knopfler                       Marc Fenton, Esq.
Renaissance Financial Restructuring, Inc.    Bank One Illinois,N.A.
10 South Wacker Drive                        Legal Department
35th Floor                                   208 South LaSalle Street, Suite 10
Chicago, Illinois  60606                     Chicago, Illinois  60604
Telecopy:  312-715-4158                      Telecopy:  312-357-1051

RE:  Shiara, Inc., Assignment for the Benefit of Creditors to
Alexander Knopfler/ 9-504 Sale of Collateral

Dear Mr. Knopfler and Mr. Fenton:

Please be advised that CCA Industries, Inc., 200 Murray Hill Parkway, East Rutherford, New Jersey 07073 ("Bidder") hereby submits this Offer of Purchase to Alexander Knopfler, not individually, but in your capacity as president of Renaissance Financial Restructuring, Inc., Assignee ("Assignee") for the Benefit of Creditors of Shiara, Inc. (the "Company"), and to Bank One, Illinois, N.A. (the "Bank") , secured creditor with a first priority security interest in and lien against the Assets (hereinafter defined), and offeror pursuant to 810 ILCS 5/9-504 ("9-504"). The Company has developed a group of fragrance products (the "Products") which are currently being sold under the trademarks and other intellectual property owned by Shiara Holdings, Inc. ("Holdings").

Bidder hereby offers to purchase the assets identified in Schedule 1 hereto (collectively, the "Assets"), for the consideration set forth in Paragraph 4 hereto, and on the other terms and conditions set forth herein, provided that each of the following terms and conditions are met. Bidder shall assume absolutely no liabilities of Assignee or the Company (accrued, liquidated, contingent or otherwise).

1. Acceptance. Subject to the public sale of the Assets pursuant to 9-504 (the "Auction"), you shall accept this offer by signing the enclosed duplicate original hereof and returning it to the undersigned on or before 5:00 p.m., Chicago time on March 19, 1998.

2. Return of Bid Sale. Mr. Knopfler shall conduct the Auction of the Assets through a return of bid sale of the Assets based upon the terms of this offer to purchase, as prescribed herein on or before March 31, 1998, and the proceedings of the Auction shall be recorded and transcribed by a certified court reporter.


3. The Notice. The advertisements or other form of notice pertaining to the Auction of the Assets shall, among other things:

(a) be sent to all creditors of the Company, applicable municipal, state and federal authorities and other parties in interest as are disclosed to Assignee by the Company;

(b)  be published, on at least two separate dates, in the Sunday
Edition of the Chicago Tribune, in each case in such sections as one would normally place similar types of sale publications;

(c)  include, among other items, provisions specifying that:

(i) the Auction of the Assets will occur at a date, time and place certain, consistent with the terms hereof but in no event later than the close of business on March 31, 1998;

(ii) the Assets to be sold shall be conveyed, pursuant to 9-504, free and clear of all known and publicly recorded claims, liens, security interests and encumbrances encumbering such Assets ("Liens"), including the Liens of the Bank, with all Liens attaching to the proceeds of sale;

(iii) the Assets are being sold "as is" and "where is" with no representations or warranties of any type or kind, except as to delivery of all right, title and interest of the Assignee and the Bank;

(iv) You have received this Offer to Purchase the Assets from Bidder and that for an offer other than Bidder's initial offer to be accepted, it must x) otherwise contain substantially identical terms and conditions as this Offer to Purchase (other than the conditions regarding the shareholder agreements and the License Agreement with Shiara Holdings, Inc. described immediately below); and y) exceed the Consideration (as hereinafter defined) by at least $140,000 (the "Higher Bid");

(v) Bidder has requested that Joseph Aramanda and Barry Shipp, respectively the President and Chairman of the Board of the Company

(jointly, the "Principals") enter into shareholder agreements with Bidder, conditioned upon Bidder being the successful purchaser of the Assets;

(vi) Bidder has requested that Shiara Holdings, Inc. enter into a License Agreement with Bidder (the "License Agreement"), conditioned upon Bidder being the successful purchaser of the Assets; and

(vii) Such other information as is usual and customary in such notices of public sales so as to ensure a commercially reasonable sale.

4.1 Consideration. As the consideration for the purchase of the usable Inventory portion of the Assets (the "Consideration"), and subject to paragraph 5 hereof, Bidder shall pay one million four hundred thousand dollars ($1.4 million) as reflected in Schedule 1 hereto, and subject to adjustment based upon a physical count. The Consideration shall be paid in six (6) equal monthly installments, commencing on the Closing Date. As collateral for Bidder's obligation to pay the Consideration, Bidder shall post a letter of credit in favor of the Bank in the amount of the unpaid installments. Such letter of credit shall be reduced periodically by the amount of each installment of Consideration paid. In addition, Bidder shall pay to you Contingent Additional Consideration in an amount equal to 5% of the Net Factory Sales on the Products which are sold in connection with the Customer Marks as such terms are defined in the License Agreement. Such Contingent Additional Consideration shall be consideration for the purchase of the Company's goodwill, customer lists and "know how". Payment of the Contingent Additional Consideration shall be made as and when are due the Royalties as provided in 2.3 of the License Agreement. To the extent that payments are made for the Contingent Additional Consideration, as herein provided, such amounts shall be credited, on a dollar-for-dollar basis, toward Royalties due under the License Agreement.

4.2 Set-Off. For a period ending six (6) months after the Closing Date, Bidder shall have the right to offset against the Contingent Additional Consideration, upon thirty (30) days prior written notice to the Bank and the Assignee, any bona fide claim relating to previously authorized allowances and chargebacks, returns of merchandise or co-op balances from customers of the Company.

5. Taxes and Removal Costs. Bidder shall not be liable for any sales or other taxes incurred or due and owing to any state, municipal, county or federal entity in connection with, or as a result of, the sale of the Assets. If it is successful in its acquisition of the Assets, Bidder shall bear the costs of storage or removal of the Assets purchased hereunder from the Company's facility, provided, however, that Assignee shall provide Bidder access (which shall include access on weekend days) to the Company's facilities as reasonably necessary to allow Bidder to carry out the removal and loading of the Assets onto Bidder vehicles to effect the transfer of the Assets to Bidder. Bidder shall be fully responsible, and hereby agrees to indemnify Assignee and/or the Bank, for all costs incurred in operating the Company's business and storing the Assets from and after the Closing Date and for any and all losses and damages incurred by Assignee and claims made against Assignee and/or the Bank as a result of Bidder's operation of the Company's business or removal of the Assets.

6. Acceptance of Other Bids. By accepting this Offer to Purchase, Assignee and Bank agree that they will not accept any other offer for the Assets unless such offer contains substantially identical terms and conditions as this Offer to Purchase (and identical terms with respect to the Assets being purchased, and methods of calculation and determination of the Consideration, other than with respect to the Deposit (as hereinafter defined) and the Contingent Additional Consideration. Notwithstanding the foregoing, Assignee agrees that the receipt of any other offer with respect to the Assets shall not prejudice the ability of Bidder to make further offers with respect to the Assets.

7. Earnest Money. Upon acceptance of this Offer to Purchase pursuant to paragraph 1 above, Bidder will tender a non-refundable earnest money deposit (the "Deposit") to the Assignee in the sum of seventy five thousand dollars ($75,000.00). The deposit will be held and used by the Assignee (subject to the secured claim of the Bank) to pay operating expenses from the date of acceptance of this Offer to Purchase through the Closing Date. Notwithstanding anything herein to the contrary, a) in the event that Bidder is the successful purchaser, any portion of the Deposit which is not used by the Assignee for operating expenses through the Closing Date will be credited against the Consideration; and b) in the event a Higher Bid is received, and a sale to the bidder making such Higher Bid is consummated, the Deposit shall be returned to Bidder.

8. Bankruptcy. Bidder acknowledges and agrees that if a petition in bankruptcy is filed by or against the Company prior to the Auction or Closing Date, as the case may be, the Assignee shall seek, if Bidder requests, bankruptcy court approval to sell the Assets to Bidder pursuant to 11 U.S.C. 363. Provided that
Assignee takes such action, Assignee shall not be liable to Bidder for any delay or extension of the Auction or Closing Date.

9.   Agreements Between the Date of Acceptance and Closing.
Assignee agrees that, between the date of the acceptance of this offer pursuant to paragraph 1 above and the Closing Date:

(a) Assignee shall give to Bidder's employees, and representatives reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of Assignee and the Company relating to the Assets, and shall furnish to Bidder such information as Bidder may at any time and from time to time reasonably request related to the Assets.

(b) Subject to paragraph 5 hereof, Assignee shall use his best efforts to preserve the Company's business and the goodwill of its customers, suppliers and others having business relations with the Company from and after the date of this offer to purchase, to the Auction date.

10. Conditions to Closing. In the event Bidder is the successful bidder at the Auction then:

(a) Assignee shall deliver to Bidder, at the Closing, the following items:

(i)  physical possession of the Assets at the Company's facilities;

(ii) a quitclaim bill of sale and assignment, executed by the Bank and consented to by the Assignee, in favor of Bidder, transferring all of the Bank's right, title and interest in and to the Assets
"as is, where is" to Bidder;

(iii) original Uniform Commercial Code Termination Statements executed by the Bank and such other documents that may be necessary to deliver title to the Assets to Bidder, free and clear of all Liens;

(iv) evidence of the prior assignment of all of the Company's assets from the Company to Assignee;

(v)  to the extent he has been provided information by the Company:
A) a list of customer accounts who have purchased the Products or who have pending orders ("Accounts"); B) a schedule of all outstanding cooperative advertising commitments, credits and/or allowances with respect to the Products; C) a list of all supplies utilized in the manufacture of the Products and all component sources; D) copies of any and all contractual arrangements with suppliers for the formulation of the Products and copies of all open purchase orders for the manufacture of the Products; and E) a list of entities from whom the Company has solicited the sale of the Products.

(b) Bidder shall, at the Closing, deliver cash or certified funds or a bank wire transfer to an account designated by the Bank and Assignee in the amount of the Consideration, pursuant to paragraph 4 hereof.

11. Post Closing Agreements. In the event Bidder is the successful bidder for the Assets, the parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to transfer and convey the Assets to Bidder, on the terms herein contained, and to otherwise reasonably comply with the terms of this Agreement and consummate the transaction contemplated hereby.

12. Time and Place of Closing. The transaction contemplated by this offer to purchase shall be consummated (the "Closing") no later than March 31, 1998 at 6:00 p.m. (Central Standard Time) at the offices of Altheimer & Gray, 10 South Wacker Drive, Suite 4000, Chicago, Illinois. The date on which the Closing occurs is referred to in this offer to purchase as the "Closing Date".

13. Representations and Warranties of Bidder. Bidder makes the following warranties and covenants to you, all of which shall survive the termination of the Agreement:

(a) Organization and Good Standing. Bidder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b) Corporate Authority. Bidder has all necessary corporate power and authority to enter into to perform the obligations to be performed by it under and to consummate the transactions and other acts contemplated by this Offer to Purchase and any related agreements. The execution, delivery and performance by Bidder of this Offer to Purchase and any related agreements have been duly authorized by all necessary corporate action of Bidder. The execution and delivery of this Offer to Purchase and related agreements, the consummation of the transactions contemplated hereby and compliance with and fulfillment of the terms and provisions hereof by Bidder will not (a) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation or by-laws of Bidder, or any agreement, mortgage, judgment, order, award, decree or other restriction to which Bidder is a party or by which any of its properties is bound; (b) require any affirmative approval, consent, authorization or other order or action of any court, governmental authority or regulatory body or of any creditor of Bidder except such as have been obtained; (c) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, indenture, trust agreement, trust instrument, note, bond, mortgage, agreement or other instrument or obligation to which Bidder is a party or by which it or any of its properties or assets may be bound (collectively, "Bidder Obligations"), or give any party with rights thereunder the right to terminate, accelerate, modify or otherwise change the rights or obligations of Bidder under any of the Bidder Obligations; or (d) violate any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Bidder or any of its assets or properties. This Offer to Purchase and all related agreements constitute the valid and binding obligation of Bidder enforceable against Bidder in accordance with its terms.

14. Indemnification. Bidder shall indemnify and hold the Bank and Assignee harmless from and against any and all claims, actions, suits and proceedings (including costs and expenses and reasonable attorneys' fees) for which they may be liable or incur or be compelled to pay by reason of the breach of any representation or warranty of Bidder contained in this Offer to Purchase or any related agreement.

15. Prohibitive Injunction or Law. Neither party shall be obligated to consummate this Offer to Purchase for the duration of any prohibitive injunction or if prohibited by law.

16. Miscellaneous. This Offer to Purchase may be signed in counterparts. The word "including," shall mean, "including, without limitation." Reference to "the Company" or "Assignee" shall be deemed to refer to the Company and Assignee, except where the context would otherwise require.

17. Complete Agreement. This Offer to Purchase, including the schedules and exhibits attached hereto and the documents referred to herein, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

18. Survival of Representations and Warranties. All representations and warranties contained in this Offer to Purchase shall survive the termination and the consummation of the transactions called for by this Offer to Purchase.

19. Waiver; Discharge. This Offer to Purchase may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing, signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Offer to Purchase shall in no way be construed to be a waiver of any such provision or to affect the validity of this Offer to Purchase or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Offer to Purchase shall be held to be a waiver of any other or subsequent breach.


If you have any questions, please do not hesitate to contact the undersigned.

Very truly yours,

CCA Industries, Inc.


By:
    Its:

Accepted this _______ day
of March, 1998.


By
Alexander Knopfler, President of
Renaissance Financial Restructuring, Inc.,
Assignee for the Benefit of Creditors
of Shiara, Inc.


By
Marc I. Fenton
Counsel for Bank One, Illinois, N.A.

     Schedule 1
     The Assets

The Assets shall consist of all usable inventory, including raw materials, work in process, inventory in transit to the Company or Assignee, private labeled goods, finished goods and supplies (collectively, the "Inventory"), as further described herein and goodwill, customer lists and know-how. Title to all Inventory voluntarily left at the premises more than two (2) business days after the Closing Date shall revert to the Bank which will then have the right to dispose of or sell same.